EXHIBIT 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO MAKER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

AMENDED AND RESTATED
SECURED PROMISSORY NOTE

$290,813.05                                                                                                           March 30, 2010

This Amended and Restated SECURED PROMISSORY NOTE (this "Note") is issued pursuant to that certain Master Amendment Agreement of even date herewith (the "Master Agreement") and modifies, amends and restates in its entirety those certain Secured Contingent Promissory Note No. 1, dated October 31, 2008 and Secured Contingent Promissory Note No. 2, dated October 31, 2008 (the "Original Notes"), as modified by (a) that certain Modification of Secured Contingent Promissory Note No. 1, Secured Contingent Promissory Note No. 2 and Secured Convertible Contingent Promissory Note, dated February 16, 2009; (b) that certain Side Letter to Modification of Secured Contingent Promissory Note No. 1, Secured Contingent Promissory Note No. 2 and Secured Convertible Contingent Promissory Note, dated May 29, 2009; (c) that certain Modified Secured Promissory Note, dated February 28, 2009; (d) that certain Modification of Modified Secured Promissory Note, dated November 16, 2009; and (e) that certain Second Modification of Modified Secured Promissory Note, dated December 17, 2009, which Original Notes were issued pursuant to the terms and conditions of that certain Asset Purchase Agreement, dated as of October 31, 2008, by and among iPRINT TECHNOLOGIES, LLC, a Delaware limited liability company ("Maker"), MTS PARTNERS, INC. (f/k/a iPRINT TECHNOLOGIES, INC.), a California corporation ("Payee"), AMERICAN TONERSERV CORP., a Delaware corporation ("ATS"), and certain other parties, as amended by (x) that certain First Amendment to Asset Purchase Agreement, dated as of February 16, 2009; (y) that certain Second Amendment to Asset Purchase Agreement, dated as of November 16, 2009; (z) that certain Third Amendment to Asset Purchase Agreement, dated as of on or about December 17, 2009 (collectively, the "Purchase Agreement").  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement or the Master Agreement, as the context requires.

1.                  Obligation.  For value received, and subject to the terms and conditions set forth in this Note, Maker hereby promises to pay to the order of Payee the principal sum of Two Hundred Ninety Thousand Eight Hundred Thirteen Dollars and Five Cents

($290,813.05), together with interest (at the rate set forth below) on the unpaid principal balance of this Note.

2.                  Maturity Date.  This Note shall be due on January 1, 2011 (the "Maturity Date"); provided, however, the Maturity Date shall automatically be extended until January 1, 2013 upon satisfaction of the Required Conditions on or before the Condition Deadline (each as defined in the Master Agreement).

3.                  Interest Rate.

(a)               Standard Rate.  The interest rate on the unpaid principal during the term of this Note shall be ten percent (10%).

(b)               Default Rate.  Notwithstanding Section 3(a) hereof, while an Event of Default (as defined below) exists or after acceleration, Maker shall pay interest on the principal amount of all outstanding obligations of Maker under this Note, at the lower of (i) ten percent (10%) per annum, or (ii) the highest rate permitted by law.

(c)               Computations.  All computations of interest shall be made on the basis of a year of three hundred and sixty-five (365) days.  Interest shall accrue during each period during which interest is computed from the first day thereof to the last day thereof and shall compound on a monthly basis.

(d)               Usury.  If performance of or compliance with any provision of this Note or in any instrument now or hereafter securing or guaranteeing this Note results in Payee receiving interest in an amount which would exceed the maximum rate allowed by law, the amount of such interest which exceeds such lawful limits shall be applied to the reduction of the unpaid principal balance and not to the payment of interest.  In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest rate of interest permitted under applicable law, Payee and Maker shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) allocate and "spread" the total amount of interest throughout the entire term of this Note so that the interest rate is uniform throughout the entire term hereof.

4.                  Payment.

(a)               Scheduled Payments.  No payment shall be due until January 1, 2011, but interest shall accrue during such period, with the unpaid principal balance and accrued interest due and payable in full on the Maturity Date in accordance with the payment schedule set forth on Schedule 4(a)-1 attached hereto; provided, however, if the Required Conditions are satisfied on or before the Condition Deadline, this Note shall be payable in accordance with the payment schedule set forth on Schedule 4(a)-2 attached hereto, with the unpaid principal balance and accrued interest due and payable in full on the Maturity Date.

(b)               Full Payment.  Upon full payment of all amounts due under this Note, Maker shall be forever released from all of its obligations and liabilities under this Note.

(c)               General.  All payments due hereunder shall be made in lawful money of the United States of America to Payee via electronic funds transfer directly to the account specified by Payee, or such other person or at such other place as Payee may from time to time designate in writing to Maker.  All payments shall be made no later than 5:00 p.m. (Pacific Time) on the date specified herein.  Any payment received by Payee later than 5:00 p.m. (Pacific Time) shall be deemed to have been received on the following business day and any applicable interest or fee shall continue to accrue.  Whenever any payment is due on a day other than a business day, such payment shall be made on either (i) the previous business day, or (ii) the following business day, and such extension of time shall in such case be included in the computation of interest.

(d)               Prepayments.  There shall be no penalty for prepayment; provided, however, that any prepayment of less than all of the outstanding principal and unpaid accrued interest shall shorten the term of this Note and not reduce the amount of any installment payment otherwise becoming due after the prepayment date.  Any prepayment made shall be applied first to interest and then to principal.

(e)               Attorneys Fees.  In the event suit is instituted by Payee to collect this Note or any portion thereof, Maker promises to pay such additional sums as the court may adjudge reasonable as attorney's fees in such suit.

5.                  Late Charge.  If any payment of principal or interest under this Note shall not be made after the issuance of written notice that such payment is due, a late charge of five percent (5%) of the overdue amount will be charged by Payee. Such late charge is in addition to the interest that shall continue to accrue, which additional interest shall be paid with the late charge. The late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs sustained and the frustration suffered by Payee due to the failure of Maker to make timely payments.  Maker further agrees that proof of actual damages would be costly or inconvenient.  Such late charge shall be immediately due and payable and shall be paid without prejudice to the right of Payee to collect any other amounts to be paid or to declare a default under this Note, or from exercising any of the other rights and remedies of Payee.

6.                  Security.  Maker's obligations hereunder are secured by that certain Amended and Restated Security Agreement of even date herewith by and between Maker and Payee (the "Security Agreement"), pursuant to which Maker grants Payee a security interest in the Secured Assets (as defined in the Purchase Agreement).

7.                  Right of Offset.  Maker expressly reserves against Payee the right of offset against sums payable (including principal and any interest accrued thereon) under this Note an amount equal to any Damages (as defined in Section 13.2 of the Purchase Agreement) for which Maker or ATS is entitled to be indemnified in accordance with

Section 13.2 of the Purchase Agreement.  In the event of such offset, the principal amount of this Note shall be adjusted downward and the amount of any payments due hereunder shall be recalculated accordingly but the term of this Note shall not be shortened.  Notwithstanding anything contained herein to the contrary, Maker shall exercise its right of offset in accordance with the priority more fully described in Section 7.3(b)(5)(ii) of the Purchase Agreement.

8.                  Event of Default.  Any of the following shall constitute an "Event of Default":

(a)               Nonpayment.  Maker fails to make a payment due under this Note.

(b)               Cross-Default.  An Event of Default has occurred under the Security Agreement.

9.                  Remedies; Nonrecourse.  Upon the occurrence and during the continuance of an Event of Default, Payee may exercise on behalf of itself all rights and remedies available to it under the Security Agreement, including, without limitation, declaring all outstanding principal and unpaid accrued interest under this Note to be immediately due and payable.  Notwithstanding any other provision of this Note to the contrary, this Note is nonrecourse as to Maker and its Affiliates.  In the event Payee or any holder of this Note is entitled to proceed against Maker or its Affiliates, their sole recourse shall be to enforce their rights under the Security Agreement, and they shall have no other recourse against Maker or its Affiliates or any assets of Maker or its Affiliates.  This provision is not intended to constitute a discharge or release of any obligation contained in this Note, but is a covenant by Payee and any holder of this Note not to sue Maker or its Affiliates for a deficiency.

10.             Miscellaneous.

(a)               Notice.  Any notice required or permitted under this Note shall be given in writing and delivered as described herein.  A notice shall be deemed effectively given as follows:  (i) upon personal delivery; (ii) one (1) business day after transmission by electronic means, provided such transmission is electronically confirmed as having been successfully transmitted and a copy of such notice is deposited within 24 hours for either overnight delivery or for registered or certified mail, in accordance with clause (iii) or (iv) below, respectively; (iii) one (1) business day after deposit with a reputable overnight courier service, prepaid for overnight delivery; or (iv) three (3) business days after deposit with the United States Postal Service, postage prepaid, registered or certified with return receipt requested.  Addresses for notice shall be as follows, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties:

If to Maker:

iPrint Technologies, LLC

c/o American TonerServ Corp.

420 Aviation Blvd., Suite 103

Santa Rosa, CA  95403

Attn:  Chuck Mache, President and CEO

Fax:  (707) 581-7450

With a copy, which shall not constitute notice but shall be delivered at the same time and by the same means, to:

Spaulding McCullough & Tansil LLP

90 South E Street, Suite 200

Santa Rosa, CA  95404

Attn:  Kevin J. McCullough or Douglas J. (DJ) Drennan

Fax:  (707) 524-1906

If to Payee:

MTS Partners, Inc. (f/k/a iPrint Technologies, Inc.)

980 Magnolia Avenue, Suite 5

Larkspur, CA 94939

Attn:  Chad Solter

Fax:  (415) 927-3232

With a copy, which shall not constitute notice but shall be delivered at the same time and by the same means, to:

Haas & Najarian, LLP

58 Maiden Lane, 2nd Floor

San Francisco, Ca 94108

Attn:  Louis N. Haas, Esq.

Fax:  (415) 391-0555

(b)               Time of Essence.  Time is of the essence with respect to the terms, covenants, and conditions contained herein.

(c)               Entire Agreement.  This Note, including any other agreements, exhibits, and schedules to be entered into in connection with the transactions contemplated hereby and specifically referenced in this Note, constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements or understandings of the parties hereto, whether written or oral.

(d)               Construction.  Every covenant, term, and provision of this Note shall be construed simply according to its fair meaning and not strictly for or against any party.  Every exhibit, schedule, attachment, or other appendix attached to this Note and referred to herein shall constitute a part of this Note and is hereby incorporated herein by reference.  Any reference to any federal, state, local, or foreign statue or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Unless the context clearly requires otherwise, (i) plural and singular numbers will each be construed to include the other; (ii) the masculine, feminine, and neuter genders will each be construed to include the others; (iii) "shall," "will," "must," "agree," and "covenants" are each mandatory; (iv) "may" is permissive; (v) "or" is not exclusive; (vi) "includes" and "including" are not limiting; and (vii) "knowledge" will mean knowledge after due inquiry.

(e)               Amendments and Waivers.  Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), but only with the written consent of the party or parties to be bound thereby.  No delay in the exercise of any right or remedy under this Note shall constitute a waiver thereof and the waiver by any party of any right or remedy under this Note on any one occasion shall not be deemed a waiver of such right or remedy on any subsequent occasion.

(f)                 Assignment.  This Note shall not be transferred or assigned, whether by operation of law or otherwise, without the prior written consent of Maker, which consent shall not be unreasonably withheld if the transferee or assignee thereof is an Affiliate (as defined in the Purchase Agreement) of Payee and agrees in writing to be bound by the terms and conditions of this Note.

(g)               No Third Party Beneficiaries.  Except as expressly provided herein, nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto, or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Note.

(h)               Headings.  The titles and subtitles used in this Note are used for convenience only and shall not be considered in construing or interpreting this Note.

(i)                 Governing Law.  This Note shall be governed by and construed under the laws of the State of California without regard to the conflict of laws rules of such state.

(j)                  Jurisdiction.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any court of competent jurisdiction in Sonoma County, California, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the full extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient form.

Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

(k)               Severability.  Whenever possible, each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note.

(l)                  Specific Performance.  Each party's obligation under this Note is unique.  If any party should default in such party's obligations under this Note, each party acknowledges that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party or parties, in addition to damages and any other available rights or remedies, may sue in equity for specific performance, and the parties hereby expressly waive the defense that a remedy in damages shall be adequate.  The parties also hereby expressly waive any requirement that the nondefaulting party or parties post a bond or similar security prior to obtaining and enforcing any specific performance.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Maker has executed this Amended and Restated Secured Promissory Note as of the date first set forth above.

MAKER:

iPRINT TECHNOLOGIES, LLC,

  a Delaware limited liability company

By:       AMERICAN TONERSERV CORP.,

              a Delaware corporation

Its:       Managing Member

            By:       /s/ Chuck Mache

                        Chuck Mache

            Its:       President and CEO

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, ATS hereby guarantees the payment and performance of the indebtedness evidenced by the foregoing Amended and Restated Secured Promissory Note in accordance with its terms, including any and all extensions, renewals, or modifications of said note and the indebtedness evidenced thereby.

Acknowledged and Agreed:

AMERICAN TONERSERV CORP.,
  a Delaware corporation

By:       /s/ Chuck Mache
            Chuck Mache
Its:       President and CEO